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23.1  CONSENT OF PRICEWATERHOUSECOOPERS LLP*

    We consent to the incorporation by reference in the registration statements of Panera Bread Company and Au Bon Pain Co., Inc. on form S-8
(File Nos. 33-41989, 33-41990, 33-46682, 33-46683, 33-96510, 33-96506,
333-01668, 333-31855, 333-31857) and Form S-3 (File Nos. 33-82292 and 333-80927)
of our report dated March 19, 2000 on our audit of the consolidated financial statements and financial statement schedules of Panera Bread Company as of December 25, 1999, and for each of the three years in the period ended
December 25, 1999, which report is included in the Annual Report on Form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

                                              PricewaterhouseCoopers LLP

Saint Louis, Missouri
April 6, 2000